Exhibit 10.8

SECURITIES HOLDERS’ AGREEMENT

THIS SECURITIES HOLDERS’ AGREEMENT (this “Agreement”) is entered into on August 10, 2021, (the “Signing Date”), by and among:

(1)	POMDOCTOR LIMITED, an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”);

(2)	the party listed on Part I of Exhibit A attached hereto (the “Series Pre-A Investors” and each, a “Series Pre-A Investor”);

(3)	the party listed on Part II of Exhibit A attached hereto (the “Series A Investor”);

(4)	the party listed on Part III of Exhibit A attached hereto (the “Series B-1 Investor”);

(5)	the party listed on Part IV of Exhibit A attached hereto (the “Series B-2 Investors” and each, a “Series B-2 Investor”);

(6)	the party listed on Part V of Exhibit A attached hereto (the “Series B-3 Investors” and each, a “Series B-3 Investor”);

(7)	the party listed on Part VI of Exhibit A attached hereto (the “Series B-4 Investors” and each, a “Series B-4 Investor”, together with the Series Pre-A Investors, the Series A Investor, the Series B-1 Investors, the Series B-2 Investors and the Series B-3 Investors, collectively the “Investors” and each, an “Investor”);

(8)	the parties listed on Part VII of Exhibit A (the “Founder Parties” and each, a “Founder Party”);

(9)	POMEGRANATE CLOUD MEDICAL LIMITED (石榴雲醫有限公司), a company organized and existing under the laws of Hong Kong (the “HK Company”);

(10)	Guangzhou Pomegranate Cloud Medical Health Medical Technology Co., Ltd. (广州石榴云医健康医疗科技有限公司), a limited liability company organized and existing under the laws of the PRC (the “WFOE”); and

(11)	Guangzhou Qilekang Digital Health Medical Technology Co., Ltd. (广州七乐康数字健康医疗科技有限公司) (“Qilekang”, together with the WFOE, collectively the “PRC Companies”, and each a “PRC Company”).

Each of the forgoing parties is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.	The Company has agreed to issue to the onshore Investors, and the onshore Investors have agreed to purchase from the Company, certain warrants to subscribe for certain Preferred Shares (the “Onshore Investors’ Warrants”) on the terms and conditions set forth therein.

B.	the Company has agreed to issue to the offshore Investors, and the offshore Investors has agreed to subscribe from the Company, certain Preferred Shares as of the date of this Agreement (the “Offshore Preferred Share Subscription”).

C.	As at the date of this Agreement, the Company owns 100% of the issued share capital of the HK Company, which in turn owns all of the equity interests of the WFOE.

D.	The WFOE has entered into the Control Documents with Qilekang and other related Parties to exercise effective control over and obtain all economic benefits to Qilekang and their Affiliates.

E.	The shareholding structure of the Company immediately as of the date hereof is set out in Exhibit F of this Agreement.

F.	In connection with the consummation of the transactions contemplated by the Onshore Investors’ Warrants and the Offshore Preferred Share Subscription, the Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS

Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in Exhibit B.

2.	CORPORATE GOVERNANCE

2.1	Board of Directors.

(i)	Board Composition. On and after the date hereof, the Company shall have a board of directors (the “Board”) consisting of thirteen (13) directors. The Board shall be constituted as follows:

(a)	The Ordinary Shareholders shall be entitled to appoint and remove Seven (7) directors (each, an “Ordinary Director”) of the Board;

(b)	Bangsheng Investment shall be entitled to jointly appoint and remove one (1) director (the “Bangsheng Investment Director”) of the Board;

(c)	Guohong Investment shall be entitled to jointly appoint and remove one (1) director (together with the the Bangsheng Investment Director, collectively the “Series Pre-A Investor Directors”, and each a “Series Pre-A Investor Director”) of the Board;

(d)	Shandong Danhong shall be entitled to appoint and remove one (1) director (the “Series A Investor Director”) of the Board;

(e)	Zhongwei Anjian shall be entitled to appoint and remove one (1) director (the “Zhongwei Anjian Director” or the “Series B-1 Investor Director”) of the Board;

(f)	Sequoia shall be entitled to appoint and remove one (1) director (the “Sequoia Director”or the “Series B-2 Investor Director”) of the Board; and

(g)	GTJA shall be entitled to appoint and remove one (1) director (the or “Series B-4 Investor Director”, together with the the Series Pre-A Investor Directors, the Series A Investor Director, the Series B-1 Investor Director and the Series B-2 Investor Director, collectively the “Investor Directors” and each, an “Investor Director”) of the Board.

(ii)	Observer. Each of JD, Genertec and Focus Media shall be entitled to appoint and remove at any time or from time to time and without the need for any consent or resolution of any other Shareholder, one (1) observer to the Board. Each observer on the Board shall have the right to attend any Board meetings of the Company in a non-voting capacity.

(iii)	Removal and Replacement. Any Shareholder or group of Shareholders entitled to designate any individual to be elected as a director or an observer of the Board pursuant to Section 2.1(i) or Section 2.1(ii) shall have the right to remove any such director or such observer occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position. If a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any director or any observer designated pursuant to Section 2.1(i) or Section 2.1(ii), the replacement to fill such vacancy shall be designated in the same manner as the director and/or the observer who is being replaced in accordance with Section 2.1(i) or Section 2.1(ii).

(iv)	Board Meetings. The Board shall meet at least once every six (6) months, unless otherwise agreed by the majority of the Board. A quorum for a Board meeting shall consist of at least seven (7) directors, including all of the Investor Directors. If a quorum is not present within half an hour from the time appointed for the Board meeting or if during such a meeting a quorum ceases to be present, then such meeting shall be adjourned for at least ten (10) Business Days at the same place or such other time and place the directors then present may determine, provided that, in each case, a notice of the adjourned Board meeting shall be sent to each director at least ten (10) days before the adjourned Board meeting. The number of the directors attending such adjourned Board meeting shall constitute a quorum at such adjourned Board meeting, provided that matters discussed in such adjourned meeting shall be limited to those stated in the written notices and agendas of such meeting. Each director shall be entitled to appoint alternates to serve at any Board meeting (or the meeting of a committee formed by the Board), and such alternates shall be permitted to attend all Board meetings and vote on such director’s behalf.

2.2	Protective Provisions.

(i)	Acts of the Group Companies Requiring Certain Preferred Shareholders Approval. For so long as any Preferred Shareholder remains a Shareholder, each Group Company shall not, and each of the Covenantors shall procure each Group Company not to, directly or indirectly, and whether by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, take any of the actions listed in Section 1 of Exhibit C attached hereto without the prior written consent of 2/3 of the aggregate voting power of all Ordinary Shares (on a fully diluted and as-converted basis) (including Bangsheng Investment, Guohong Investment, Shandong Danhong, Zhongwei Anjian, Sequoia, GTJA and Focus Media, collectively “Requisite Investors” and each a “Requisite Investor”).

(ii)	Acts of the Group Companies Requiring Board Approval. For so long as the relevant Preferred Shareholders are entitled to appoint the Investor Directors pursuant to Section 2.1(i), each Group Company shall not, and each of the Covenantors shall procure each Group Company not to, directly or indirectly, take any of the actions listed in Section 2 of Exhibit C attached hereto without the prior written approval of Board (including the affirmative votes of all Investor Directors).

2.3	Information and Inspection Rights.

(i)	Information. For so long as any Preferred Shareholder remains a Shareholder, the Group Companies shall, and each Covenantor shall cause the Group Companies to, deliver, as soon as practicable (but in any event within the timeframe specified below), to such Preferred Shareholder the following documents or reports:

(a)	with thirty (30) days after the end of each fiscal year, the consolidated annual operating budget for the next fiscal year as approved by the Board;

(b)	within four (4) months days after the end of each fiscal year, the audited consolidated annual financial statements of the Group Companies for such fiscal year;

(c)	within one (1) month after the end of each fiscal quarter, the unaudited consolidated quarterly financial statements and operation analysis of the Group Companies for such fiscal quarter;

(d)	within fifteen (15) days after the end of each fiscal month, the unaudited consolidated monthly financial statements and operation analysis of the Group Companies for such fiscal month;

(e)	(1) prompt written notice of any material litigation, or material judgment against any of the Group Companies, (2) prompt written notice of any material investment or any material debt of any Group Company that may have a material adverse effect on the operations and financial condition of the Group Companies, (3) prompt written notice of any notice from any governmental authority of the material non-compliance with any regulation by any of the Group Companies; and (4) prompt written notice of any material change of principle business, ownership structure and senior management team of the Group Company ; and

(f)	copies of all documents or other information sent to any other Shareholder by the Company.

Each of Group Company shall promptly deliver to the Investors any information (if any) which may have a material adverse effect on the business, operation, financial condition or development of the Company.

(ii)	Inspection. For so long as any Preferred Shareholder remains a Shareholder, each Covenantor shall cause each Group Company to permit such Preferred Shareholder or its duly designated representatives, upon delievering a written notice to the Company at least five (5) business days prior to such inspection, during normal business hours (a) to visit and inspect such Group Company, (b) to examine the facilities, books of account and records of such Group Company, and (c) to discuss the businesses, operations and conditions of such Group Company with the directors, officers, advisers, independent accountants, legal counsel and investment bankers of such Group Company.

2.4	Maintenance of Group Companies Structure. The Covenantors shall maintain the Company’s control over Qilekang and their respective Affiliates, and the Covenantors shall cause that the Control Documents between the WFOE and Qilekang (and other related Parties) will not be amended, without the prior consent of the Requisite Investors.

2.5	Voting Agreement. Each Shareholder agrees that it shall vote all of its Shares (or give shareholders’ consent) in such manner that gives effect to the provisions of this Agreement, including without limitation to cause the Board to be constituted in accordance with Section 2.1(i).

2.6	Dual-Class Shareholder Voting.

(i)	The Parties agree that the authorized Ordinary Shares shall be reclassified into two classes: (x) Class A Ordinary Shares, which shares shall carry one (1) vote per share, and (y) Class B Ordinary Shares, which shares shall carry twenty (20) votes per share. The Class B Ordinary Shares shall only be held by the Founder Parties, or any trust or other entity established for bona fide estate planning purposes for the benefits of or on behalf of each Founder’s Immediate Family Member (together, the “Permitted Class B Holders”). For avoidance of any doubt, the dual-class shareholder voting under this Section 2.6 shall only be used for calculating the percentage of voting power at a general meeting of the Company or in a writing shareholders resolutions of the Company, and in any event shall not be deemed to dilute the share percentage of any Shareholder.

(ii)	Upon a transfer, assignment, sale or otherwise disposing of any Class B Ordinary Shares by a Permitted Class B Holder to any person (other than to any other Permitted Class B Holder), such Class B Ordinary Shares shall automatically and immediately be converted into an equal number of Class A Ordinary Shares. Under no circumstances shall any Preferred Shares other than Preferred Shares that may be beneficially owned by the Founders be convertible into the Class B Ordinary Shares.

(iii)	Upon consummation of a QIPO, all Preferred Shares shall automatically convert into Class A Ordinary Shares in accordance with the Memorandum and Articles.

3.	RIGHTS AND RESTRICTIONS IN RESPECT OF SHARE ISSUANCE AND TRANSFER

3.1	Transfer Restriction of the Founder Parties or the Ordinary Shareholders. Unless otherwise provided in this Agreement, at any time prior to the QIPO or the Trade Sale of the Group Companies, none of the Founder Parties or the Ordinary Shareholders shall transfer any Ordinary Shares directly or indirectly owned by him/it without the prior written consent of the Preferred Shareholders.

3.2	Rights in Respect of Share Issuance or Transfer. Unless otherwise provided in this Agreement, the Preferred Shareholders shall have the Preemptive Right, the Right of First Refusal and Right of Co-Sale as set forth in Exhibit D attached hereunder.

3.3	Waiver. In respect of any particular proposed issuance or transfer of Shares, the applicable Preemptive Right, Right of First Refusal or Right of Co-Sale may be waived for a right held by any Preferred Shareholder, by written consent signed by such Preferred Shareholder.

3.4	Transfer Defined. For the purpose of this Agreement, the term “transfer” shall include any direct or indirect transfer, sale, assignment, pledge, hypothecate, donate, mortgage, encumber or any other disposal (including creation of any encumbrance), and its verb form and the terms of “transferor” and “transferee” shall have the meaning correlative to the foregoing. In the case that any Ordinary Share is held by its ultimate beneficial owner through one or more level of holding companies, any transfer, repurchase, or new issuance of the shares of such holding companies or similar transactions that have the effect of changing the beneficial ownership of such Ordinary Share shall be deemed as an indirect transfer of such Ordinary Shares. The Parties agree that the restrictions on the transfer of the Ordinary Shares contained in this Agreement shall apply to such indirect transfer and shall not be circumvented by means any indirect transfer of the Ordinary Shares.

3.5	Restrictions on Transfer of the Investors. Each Investor shall have the right to transfer any of the Equity Securities of the Company held by it to any Person without any other limitations. Notwithstanding the foregoing, no Preferred Shareholder shall, without the prior written consent of the Founders, transfer any Equity Securities to any Company Restricted Person.

3.6	Prohibited Issuance or Transfer Void. The Company and each Investor agrees that any issuance or transfer of Shares not made in compliance with this Agreement shall be null and void as against the Company or such Investor, shall not be recorded on the register of members of the Company and shall not be recognized by the Company.

4.	DRAG ALONG

4.1	Drag Along Right. If the Company fails to compelet the QIPO prior to December 31, 2022, and if the Series B-1 Investor, Series B-2 Investors, Series B-3 Investors and Series B-4 Investors approve a Trade Sale of the Company (for the purpose of this Section 4, the “Approved Sale”) to a third party (the “Potential Purchaser”), all of the Founder Parties shall be obliged to sell their shares to the Potential Purchaser, at the same price and upon substantially similar terms and conditions in such Approved Sale and to vote in favor of the Approved Sale. The Series B-1 Investor, Series B-2 Investors, Series B-3 Investors and Series B-4 Investors who vote in favor of, otherwise consent in writing to, and/or otherwise approve an Approved Sale shall be hereinafter referred to as the “Drag-Along Holders”. If any Founder Party refuses to approve the Approved Sale pursuant to Section 4.1, then such Founder Party shall purchase from each of the Drag Along Holder who is a Preferred Shareholder, at such Drag Along Holder’s election, all of the Equity Securities held by such Drag Along Holder on the same price and other terms with the Approved Sale, within three (3) months thereafter.

4.2	Procedure. Each of Founder Party will be required to (i) make representations and warranties in connection with the transaction pursuant to Section 4.1 regarding (a) ownership and authority to sell the shares to be sold by it and (b) no existence of any material violations as a result of such sale under any material agreement to which such shareholder is a party; (ii) obtain any consents or approvals; and (iii) pay its pro-rata share of the expenses incurred in connection with the transaction.

4.3	Restriction. Notwithstanding any provision to the contrary, the stock transfer restrictions of Section 3 of this Agreement (including the transfer restrictions of the Founder Parties and the Ordinary Shareholders as set forth in Section 3.1 and the transfer restrictions of the Investors as set forth in Section 3.6) shall not apply in the Approved Sale and all shareholders and the Company shall corporate in completing the Approved Sale.

5.	ADDITIONAL AGREEMENTS

5.1	Founders’ Commitment. Each Founder undertakes that (i) he/she shall not, either on his/her own account or through any of his/her Affiliates, be engaged directly or indirectly in any business in competition with the business engaged by any Group Company by setting up new entities, acquiring shares or equity securities of other entities (except for acquiring less than 1% shares of a listed company in public market), investing in any other entities, delegating others to manage or accepting to manage any other entities(other than the Group Companies) etc,; and (ii) he/she will devote his/her working time and attention exclusively to the business of the Group Companies and he/she shall not take any position in any company (other than the Group Companies), unless agreed otherwise by the Board (including affirmative votes of all Investor Directors).

5.2	Non-Competition and Non-Solicitation Agreement. Each Founder shall enter into a non-competition agreement and a non-solicitation agreement, and undertake the obligations and duties set forth in such agreements until five (5) years after the date he/she ceases to be an employee or director of any Group Company or ceases to hold any Equity Securities of any Group Company (if applicable).

5.3	Memorandum and Articles. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of the Memorandum and Articles, the terms of this Agreement shall prevail in all respects with regard to the Parties (other than the Company), the Parties (other than the Company) shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Memorandum and Articles, and the Parties (other than the Company) shall exercise all voting and other rights and powers (including to procure any required alteration to the Memorandum and Articles to resolve such conflict or inconsistency) to make the provisions of this Agreement effective.

5.4	Most Favored Nation. Except for the provisions in this Agreement, if any of the Group Companies or the Founder Parties has granted to any other shareholders or investors or any of its Affiliates rights, preferences or privileges on terms and conditions (other than share purchase price for investors, the designation right of director or observers and other rights that shall solely stick to certain shareholders in a good faith) more favorable than those granted to the Series A Invetors, Series B-1 Investor, Series B-2 Investors, Series B-3 Investors or Series B-4 Investors herein (collectively, the “Impaired Investors”, and each an “Impaired Investor”), the terms and conditions substantially identical to such more favorable terms and conditions shall be automatically applicable to the such Impaired Investor. Each of the Parties hereto agrees to execute and deliver any document required for reflecting and effectuating such grant pursuant to this Section 5.5, including without limitation, an amendment to the Memorandum and Articles.

5.5	Non-Disclosure Agreement and Invention Assignment Agreement. The Group Companies shall enter into a non-disclosure and proprietary rights assignment agreement, each in form and substance satisfactory to the Investors, with each of the Founders and employees or counsels who has access to the confidential information and/or business secrets of the Group Companies.

5.6	QIPO. The Covenantors hereby undertake to use their best efforts to conduct a QIPO of the Company before or on the date of December 31, 2022.

5.7	Waiver. Each of the Investor hereby, on behalf of itself or its Affiliates, associates, representatives, agents, attorneys, successors and assigns, irrevocably and unconditionally waives its or such other Person’s rights to bring claims against any of the Covenantors relating to the respective Covenantor’s failure (if any) to comply with any provision of any previous transaction documents that the relevant Group Companies and/or the relevant shareholders of the Group Companies have been entered into in connection with the previous financing of the Group Companies prior to the Signing Date of this Agreement.

5.8	Restriction on the Use of “Sequoia”, “JD” and “Focus Media”. Without the written consent of Sequoia, the Company and its Subsidiaries, their shareholders (excluding Sequoia) shall not use the name or brand of Sequoia or its Affiliate, claim itself as a partner of Sequoia or its Affiliate, make any similar representations. Without the written approval of Sequoia, the Group Companies, their shareholders (excluding Sequoia), and the Founders, shall not make or cause to be made any press release, public announcement or other disclosure to any third party in respect of this Agreement or Sequoia’s subscription of Equity Securities of the Company. Without the written consent of JD, the Company and its Subsidiaries, their shareholders (excluding JD) shall not use the name or brand of JD or its Affiliate, claim itself as a partner of JD or its Affiliate, make any similar representations. Without the written approval of JD, the Group Companies, their shareholders (excluding JD), and the Founders, shall not make or cause to be made any press release, public announcement or other disclosure to any third party in respect of this Agreement or JD’s subscription of Equity Securities of the Company. Without the written consent of Focus Media, the Company and its Subsidiaries, their shareholders (excluding Focus Media) shall not use the name or brand of Focus Media or its Affiliate, claim itself as a partner of Focus Media or its Affiliate, make any similar representations. Without the written approval of Focus Media, the Group Companies, their shareholders (excluding Focus Media), and the Founders, shall not make or cause to be made any press release, public announcement or other disclosure to any third party in respect of this Agreement or Focus Media’s subscription of Equity Securities of the Company.

5.9	Anti-Bribery and Anti-Corruption.

(i)	Company represents that it shall not and shall not permit its Subsidiaries or affiliates or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents to promise, authorize or make any payments, or otherwise contribute any item of value, directly or indirectly to any third party in violation any third party (including any non-US official), in each case, in violation of the FCPA(foreign corrupt practices act), the U.K. Bribery Act, or any other applicable anti-bribery or anti-corrupt laws.

(ii)	The Company further represents it shall and shall cause its Subsidiaries or Affiliates to cease all of its or their respective activities, as well as remediate any actions (if applicable) taken by the Company, its Subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corrupt laws.

(iii)	The Company further represents that it shall and shall cause each of its Subsidiaries or Affiliates to maintain internal control systems (including but not limited to accounting systems, procurement/purchase systems as well as billing systems to ensure compliance with the PCPA, the UK bribery acts or any other applicable anti-bribery, or anti-corruption law.

5.10	Non-Solicitation. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective directors, officers, managers, or employees to, directly or indirectly, solicit for employment or engagement, or employ or in any other way interfere with the employment relationship of any director, officer, senior member of management or any employee of the Investor or any of the Investor’s Subsidiaries or Affiliates within the period that the Investor or any of its Affiliates own, directly or indirectly, any of the shares of the Company and two years thereafter.

6.	TERMINATION

This Agreement and all rights and covenants contained herein, except for provisions under Sections 5.1, 5.7, 6, and 7, shall terminate on the closing of a QIPO.

7.	MISCELLANEOUS

7.1	Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Laws of Hong Kong without giving effect to any choice of law or rule that would cause the application of the Laws of any jurisdiction other than the internal Laws of Hong Kong to the rights and duties of the Parties hereunder.

7.2	Dispute Resolution.

(i)	Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, including the interpretation, validity, invalidity, breach or termination hereof, shall be settled by arbitration.

(ii)	The arbitration shall be conducted in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. The arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the HKIAC Rules. The arbitration shall be conducted in English language.

(iii)	Each Party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such Party.

(iv)	The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration tribunal.

(v)	When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

(vi)	The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(vii)	The Parties understand and agree that this provision regarding arbitration shall not prevent any Party from pursuing preliminary equitable or injunctive relief in a judicial forum pending arbitration in order to compel another Party to comply with this provision, to preserve the status quo prior to the invocation of arbitration under this provision, or to prevent or halt actions that may result in irreparable harm. A request for such equitable or injunctive relief shall not waive this arbitration provision.

7.3	Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested), or electronic mail to the respective Parties at the addresses specified on Part VII of Exhibit A (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.3).

Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by facsimile or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

7.4	Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions. This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consents of the Parties hereto.

7.5	Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Laws in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law.

7.6	Waiver and Amendment. This Agreement may only be amended or modified by an instrument in writing signed by the Company, the Preferred Shareholders, and the Ordinary Shareholder; provided that any Party may (a) extend the time for the performance of any of the obligations or other acts of another Party, (b) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered by another Party pursuant hereto or (c) waive compliance with any of the agreements of another Party or conditions to such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

7.7	Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (a) the defined terms shall have the meanings assigned to them in its definition and include the plural as well as the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; (b) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement unless explicitly stated otherwise, and all references in this Agreement to designated exhibits are to the exhibits attached to this Agreement unless explicitly stated otherwise, (c) the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (d) the word “knowledge” means, with respect to a Person’s “knowledge”, the actual knowledge of such Person and that knowledge which should have been acquired by it after making due inquiry, (e) the titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement, (f) any reference in this Agreement to any “Party” or any other Person shall be construed so as to include its successors in title, permitted assigns and permitted transferees, (g) any reference in this Agreement to any agreement or instrument is a reference to that agreement or instrument as amended or novated and (h) this Agreement is jointly prepared by the Parties and should not be interpreted against any Party by reason of authorship.

7.8	Entire Agreement. This Agreement and other Transaction Documents constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

7.9	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

7.10	Further Assurances. Upon the terms and subject to the conditions herein, each of the Covenantors agrees to use its best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the Investors in doing, all things necessary, proper or advisable under applicable Laws or otherwise to execute and perform this Agreement and the Memorandum and Articles in the most expeditious manner practicable.

7.11	Further Assurances. Incorporation by Reference. Schedule A of the Memorandum and Articles shall be incorporated into this Agreement and constitute an integral part of this Agreement.

7.12	QIPO Expenses. All expenses incurred in connection with QIPO, including without limitation all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company.

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IN WITNESS WHEREOF, the Parties have duly executed this Securities Holders’ Agreement as of the date first above written.

GROUP COMPANIES:

POMDOCTOR LIMITED

By:	/s/ Zhenyang SHI
Name:	Zhenyang SHI
Title:	Director

POMEGRANATE CLOUD MEDICAL LIMITED (石榴雲醫有限公司)

By:	/s/ Zhenyang SHI
Name:	Zhenyang SHI
Title:	Director

广州石榴云医健康医疗科技有限公司 (Seal)

By:	/s/ Zhenyang SHI
Name:	Zhenyang SHI
Title:	Legal Representative

广州七乐康数字健康医疗科技有限公司(Seal)

By:	/s/ Zhenyang SHI
Name:	Zhenyang SHI
Title:	Legal Representative

Signature Page to Securities Holders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Securities Holders’ Agreement as of the date first above written.

FOUNDER PARTIES:

Zhenyang SHI (石振洋)	HEALTHYSEVEN LIMITED

	By:	/s/ Zhenyang SHI
/s/ Zhenyang SHI	Name:	Zhenyang SHI (石振洋)
	Title:	Director

Li XU (徐莉)	HEALTHYTEN LIMITED

/s/ Li XU	By:	/s/ Li XU
	Name:	Li XU (徐莉)
	Title:	Director

Signature Page to Securities Holders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Securities Holders’ Agreement as of the date first above written.

INVESTOR:

Jiangsu Gaotou Bangsheng Venture Capital Investment LLP (Limited Pertnership) (江苏高投邦盛创业投资合伙企业（有限合伙）)(Seal)

By:	/s/ Chong GAO
Name:	Chong GAO
Title:	Authorized Representative

Nanjing Bangsheng Juyuan Investment Management LLP (Limited Partnership) (南京邦盛聚源投资管理合伙企业（有限合伙）) (Seal)

By:	/s/ Chong GAO
Name:	Chong GAO
Title:	Authorized Representative

Signature Page to Securities Holders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Securities Holders’ Agreement as of the date first above written.

INVESTOR:

Guangdong Qicheng Youth Venture Capital Investment LLP (Limited Partnership) (广东启程青年创业投资合伙企业（有限合伙）) (Seal)

By:	/s/ Jun XUE
Name:	Jun XUE
Title:	Authorized Representative

Signature Page to Securities Holders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Securities Holders’ Agreement as of the date first above written.

INVESTOR:

Shanghai Guohong Kaiyuan Investment L.P. (上海国弘开元投资中心（有限合伙）)(Seal)

By:	/s/ Chunyi LI
Name:	Chunyi LI
Title:	Authorized Representative

Grand Yangtze Hongtao Capital, L.P.

By:	/s/ Chunyi LI
Name:	Chunyi LI
Title:	Authorized Representative

Signature Page to Securities Holders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Securities Holders’ Agreement as of the date first above written.

INVESTOR:

Shanghai Chuangye Jieli Taili Venture Capital Investment Center (Limited Partnership) (上海创业接力泰礼创业投资中心（有限合伙）) (Seal)

By:	/s/ Chunsong LIU
Name:	Chunsong LIU
Title:	Authorized Representative

Signature Page to Securities Holders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Securities Holders’ Agreement as of the date first above written.

INVESTOR:

Dazi County Jinnuo Investment Management Counsalting Co., Ltd. (达孜县金诺投资管理有限公司) (Seal)

By:	/s/ Zhenyang SHI
Name:	Zhenyang SHI
Title:	Legal Representative

Signature Page to Securities Holders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Securities Holders’ Agreement as of the date first above written.

INVESTOR:

Dan Hong (H.K.) Technology Limited (丹紅（香港）科技有限公司)

By:	/s/ Tao ZHAO
Name:	Tao ZHAO
Title:	Legal Representative

Signature Page to Securities Holders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Securities Holders’ Agreement as of the date first above written.

INVESTOR:

Shanghai Zhongwei Anjian Venture Capital Investment LLP (Limited Pertnership) (上海中卫安健创业投资合伙企业（有限合伙）) (Seal)

By:	/s/ Rong YU
Name:	Rong YU
Title:	Authorized Representative

Signature Page to Securities Holders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Securities Holders’ Agreement as of the date first above written.

INVESTOR:

Beijing Sequoia Qixin Management Consulting Center (Limited Partnership) (北京红杉企信管理咨询中心（有限合伙）) (Seal)

By:	/s/ Kui ZHOU
Name:	Kui ZHOU
Title:	Authorized Representative

Signature Page to Securities Holders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Securities Holders’ Agreement as of the date first above written.

INVESTOR:

Guangdong Yinxing Guangbo Capital Investment LLP (Limited Pertnership) (广东银杏广博创业投资合伙企业（有限合伙）) (Seal)

By:	/s/ Jun XUE
Name:	Jun XUE
Title:	Authorized Representative

Signature Page to Securities Holders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Securities Holders’ Agreement as of the date first above written.

INVESTOR:

Shanghai Jinglin Jinghui Equity Investment Center (Limited Partnership) (上海景林景惠股权投资中心（有限合伙）) (Seal)

By:	/s/ Li YANG
Name:	Li YANG
Title:	Authorized Representative

Signature Page to Securities Holders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Securities Holders’ Agreement as of the date first above written.

INVESTOR:

Shenzhen Fenxiang Jingzhun Medical Treatment Investment LLP (Limited Pertnership) (深圳市分享精准医疗投资合伙企业（有限合伙）) (Seal)

By:	/s/ Wentao BAI
Name:	Wentao BAI
Title:	Authorized Representative

Signature Page to Securities Holders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Securities Holders’ Agreement as of the date first above written.

INVESTOR:

Zhuhai Huajin Chuangying No. 1 Equity Investment Fund LLP (Limited Pertnership) (珠海华金创盈一号股权投资基金合伙企业（有限合伙）) (Seal)

By:	/s/ Hao XIE
Name:	Hao XIE
Title:	Authorized Representative

Signature Page to Securities Holders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Securities Holders’ Agreement as of the date first above written.

INVESTOR:

Alps Innovation Limited

By:	/s/ Nani WANG
Name:	Nani WANG
Title:	Director

Signature Page to Securities Holders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Securities Holders’ Agreement as of the date first above written.

INVESTOR:

Neijiang Yunrui Investment LLP (Limited Pertnership) (内江允睿投资合伙企业（有限合伙）) (Seal)

By:	/s/ Jianfang SUN
Name:	Jianfang SUN
Title:	Authorized Representative

Signature Page to Securities Holders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Securities Holders’ Agreement as of the date first above written.

INVESTOR:

Jiangsu Jiequan GTJA Medical Industry Investment Fund (Limited Partnership) (江苏疌泉高特佳医疗产业投资基金（有限合伙）) (Seal)

By:	/s/ Xuefeng HU
Name:	Xuefeng HU
Title:	Authorized Representative

Signature Page to Securities Holders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Securities Holders’ Agreement as of the date first above written.

INVESTOR:

Genertec Investment Management Co., Ltd. (通用技术集团投资管理有限公司) (Seal)

By:	/s/ Qi SONG
Name:	Qi SONG
Title:	Legal Representative

Signature Page to Securities Holders’ Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Securities Holders’ Agreement as of the date first above written.

INVESTOR:

Nova Compass Investment Limited

By:	/s/ LOW Kit Leong
Name:	LOW Kit Leong
Title:	Director

Signature Page to Securities Holders’ Agreement

EXHIBIT A

PARTIES

Exhibit A

EXHIBIT B

DEFINITIONS

Exhibit B

EXHIBIT C

PROTECTIVE PROVISIONS

Exhibit C

EXHIBIT D

TERMS OF THE PREEMPTIVE RIGHTS, RIGHT OF FIRST REFUSAL AND

RIGHT OF CO-SALE

Exhibit D

EXHIBIT E

COMPANY RESTRICTED PERSON

Exhibit E

EXHIBIT F

SPECIFIED EQUITYHOLDERS

Exhibit F